Exhibit 23.1

                               CONSENT OF
                         BROWN ARMSTRONG RANDALL
                         REYES PAULDEN & McCOWN
                         ACCOUNTANCY CORPORATION


May 10, 2001


     We consent to the incorporation by reference in this Registration Statement of Royale Energy, Inc., on Form S-3, of our report dated February 16, 2001, appearing in the Annual Report on Form 10-KSB of Royale Energy, Inc., for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.








Brown Armstrong Randall
Reyes Paulden & McCown
Accountancy Corporation